Exhibit 99.1

Annovis Bio Receives FDA Approval to Transition to New Crystal Form of Buntanetap

MALVERN, Pa., July 16, 2024 (GLOBE NEWSWIRE) -- via IBN – Annovis Bio Inc. (NYSE: ANVS) (“Annovis” or the “Company”), a late-stage clinical drug platform company pioneering transformative therapies for neurodegenerative disorders such as Alzheimer’s Disease (AD) and Parkinson’s Disease (PD), announced today that it has received approval from the U.S. Food and Drug Administration (FDA) to transition to a new solid form of buntanetap in future clinical trials.

In June 2024, Annovis announced the filing of a composition of matter patent for the new crystal form of buntanetap and a provisional patent for the manufacturing process of this new form. The Company conducted comprehensive bridge studies in various solvents and in animals, comparing the old semi-crystalline form with the new crystalline form of buntanetap. Additionally, Annovis developed an innovative large-scale manufacturing process for the new form. This comprehensive data was submitted to the FDA for review.

The FDA has now approved the continuation of buntanetap's development using the new crystal form. This positive response allows Annovis to conduct a comparative study between the old and new forms of buntanetap in a small, single-dose, bioavailability study in humans as part of the transition process.

About Buntanetap

Buntanetap (formerly known as Posiphen or ANVS401) targets neurodegeneration by inhibiting the formation of multiple neurotoxic proteins, including amyloid beta, tau, alpha-synuclein, and TDP43. This improves synaptic transmission, axonal transport, and reduces neuroinflammation. Dysregulation of these pathways has been shown to cause nerve cell degeneration and ultimately nerve cell death. By targeting these pathways, buntanetap has the potential to reverse neurodegeneration in Alzheimer’s, Parkinson’s, and other neurodegenerative diseases, thereby aiming to restore brain function and improve the quality of life for patients.

About Annovis Bio, Inc.

Headquartered in Malvern, Pennsylvania, Annovis Bio Inc. is dedicated to addressing neurodegeneration in diseases such as AD and PD. The company’s innovative approach targets multiple neurotoxic proteins, aiming to restore brain function and improve the quality of life for patients. For more information, visit www.annovisbio.com and follow us on LinkedIn, YouTube, and X.

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Forward-Looking Statements

This press release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, the Company's plans related to clinical trials. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, those related to patient enrollment, the effectiveness of Buntanetap, and the timing, effectiveness, and anticipated results of the Company's clinical trials evaluating the efficacy, safety, and tolerability of Buntanetap. Additional risk factors are detailed in the Company's periodic filings with the SEC, including those listed in the "Risk Factors" section of the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. All forward-looking statements in this press release are based on information available to the Company as of the date of this release. The Company expressly disclaims any obligation to update or revise its forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts

Annovis Bio, Inc.

101 Lindenwood Drive

Suite 225

Malvern, PA 19355

www.annovisbio.com

Investor Contact

Scott McGowan

InvestorBrandNetwork (IBN)

Phone: 310.299.1717

IR@annovisbio.com

Investor Website